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                                                                     EXHIBIT 5.1

    [LETTERHEAD OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. APPEARS HERE]



                               September 17, 1999


Wyndham International, Inc
1950 Stemmons Freeway
Suite 6001
Dallas, Texas  75207

Ladies and Gentlemen:

     We have acted as counsel to Wyndham International, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3, Registration No. 333-86189 (as amended, the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, for the registration of the sale from time to time of an aggregate of 15,097,354 shares (the "Shares") of class A common stock, par value $0.01 per share ("Common Stock"), of the Company.

     We have, as counsel, examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In addition, we have assumed that the Shares have been issued for consideration that had a value of at least the par value thereof. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based upon such examination and representations, we advise you that, in our opinion, the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
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Wyndham International, Inc.
September 17, 1999
Page 2

     The foregoing opinion is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of any other law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                           Very truly yours,

                           /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                           AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.